UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

Preliminary Information Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

X	Definitive Information Statement

FIRST RESPONDER PRODUCTS INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 FIRST RESPONDER PRODUCTS INC.

15455 N. Greenway-Hayden Loop, Suite C4

Scottsdale, AZ 85260

INFORMATION STATEMENT

June 10, 2008

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

This Information Statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of stockholders representing a majority of the voting power of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders of the common stock, par value $.001 per share (the "Common Stock"), of First Responder Products Inc., a Delaware Corporation (the "Company"), as of May 25, 2008 (the “Record Date”). The purpose of this Information Statement is (a) to provide notice that the Company’s Board of Directors adopted a resolution on May 15, 2008 recommending to the stockholders of the Company that the Company’s Certificate of Incorporation be amended in order to provide for (i) a name change, and (ii) a  reverse stock split of the Company's issued and outstanding shares of Common Stock; and (b) that on May 25, 2008 stockholders collectively holding a majority of the voting power of the Company’s Common Stock, have, by written consent, approved (i) an amendment to our Certificate of Incorporation to change the Company’s name from “First Responder Products Inc.” to “GWS Technologies, Inc.” (the “Name Change” ); and (ii) a reverse stock split of the Company’s Common Stock at a specific ratio, ranging from a minimum ratio of one-for-five to a maximum ratio of one-for-twenty, to be determined by the Board of Directors, in its sole discretion, at any time within a six month period from the Record Date (the “Reverse Stock Split”). The written consent also approved any corporate actions necessary by the officers of the Company to obtain a new trading symbol and CUSIP number for the Common Stock.

The Board of Directors also approved the repricing of all outstanding employee stock options to purchase shares of our Common Stock currently outstanding under the First Responder Products Inc. 2007 Stock Option Plan. A majority of the shareholders approved the new exercise price of these options, which will be set at $0.10, which is higher than the closing sale price of our Common Stock on the OTC Bulletin Board on May 25, 2008. The repricing provides an opportunity to motivate our employees and directors to create stockholder value. By realigning the exercise prices of previously-granted employee stock options with the current value of our Common Stock, we believe that our equity compensation awards will again become an important tool to help retain our employees and motivate them to continue to create stockholder value. In addition, the repricing allows us to conserve cash resources and does not result in additional outstanding stock options. If the Reverse Stock Split is effected, the Board will appropriately adjust the exercise price, grant price or purchase price relating to any outstanding option award.  All adjustments will be done in a manner to prevent the dilution or enlargement of the rights of grantees.

Section 228 of the Delaware General Corporation Law eliminates the need to hold a special meeting of the Company’s stockholders to approve the Name Change and Reverse Stock Split by providing that, unless the Company’s Certificate of Incorporation states otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company’s voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Name Change and Reverse Stock Split as quickly and effectively as possible, the Company’s Board of Directors resolved to proceed with these actions by written consent of a majority of the Company’s stockholders entitled to vote thereon.

As stockholders holding a majority of the voting power of the Company’s Common Stock have already approved the Name Change and the Reverse Stock Split by written consent, the Company is not seeking approval for the Name Change or the Reverse Stock Split from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Name Change or the Reverse Stock Split. All necessary corporate approvals have been obtained for the filing of an Amendment to the Company’s Certificate of Incorporation or a Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

This Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Name Change and the Reverse Stock Split as required by the Securities Exchange Act of 1934 (the “Exchange Act” ). You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Name Change and the Reverse Stock Split will not become effective until at least 20 calendar days after the mailing of this Information Statement. This Information Statement will be mailed on or about June 16, 2008 to those persons who were stockholders of the Company as of the close of business on the Record Date, May 25, 2008.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

REASONS FOR THE NAME CHANGE

The Company is changing its name to “GWS Technologies, Inc.” to reflect the Company’s decision to focus more of its resources on providing environmentally friendly products and alternative energy solutions to the government and consumer markets. The Company will continue to operate its homeland security and emergency product ecommerce business operations under the fictitious names “First Responder Products”, “CERT Products” and “Security Surplus”.

GWS Technologies, Inc. anticipates providing its customers with solar-power systems and wind-powered, renewable energy generation solutions ranging from handheld devices that can power an iPod to large vertical wind turbines that can power a building.  These renewable energy solutions provide both environmental benefits and energy security. The United States currently relies heavily on coal, oil, and natural gas for its energy. These fossil fuels are nonrenewable, finite resources that will eventually dwindle, becoming too expensive or too environmentally damaging to retrieve. In contrast, renewable energy resources – such as wind and solar energy – are constantly replenished and will never run out.

 “Ethical consumerism” is on the rise as more marketers, retailers, and consumers realize that their actions have ethical, social, and environmental consequences. Consumers increasingly are shopping with their conscience, say experts, who note the rapid growth in sales of organic, local, humane, Fair Trade, and eco-friendly goods. GWS hopes to capitalize on the wave of emerging environmental regulations, and government-wide “green” initiatives, that are changing the way consumers, the commercial sector, and even governments, do business.

Environmentally preferable means "products or services that have a lesser or reduced effect on human health and the environment when compared with competing products or services that serve the same purpose.” The Environmental Protection Agency's Environmentally Preferable Purchasing Program, or EPP, started in 1993 after the signing of Executive Order 12873, and continues today under Executive Order 13423. The program was originally created with the purpose of using the federal government's enormous buying power to stimulate market demand for green products and services. The United States federal government is one of the world's largest consumers, with total spending estimated at $350 billion for goods and services each year. Therefore, the federal government’s purchasing power exerts a tremendous influence on which products and services are available in the national marketplace. The Environmentally Preferable Purchasing Program works to ensure that federal government's buying power is working to the greatest extent possible to increase availability of environmentally preferable products, which in turn minimizes environmental impacts.  Management believes that the adoption of EPP by states, counties and municipalities will result in increased opportunities for GWS Technologies’ “green” product lines.

THE REVERSE STOCK SPLIT

The Company, as authorized by the necessary actions of its Board of Directors and majority of the voting power of the Company’s Common Stock, has approved the effectuation of a reverse stock split of the Company’s Common Stock at a specific ratio, ranging from a minimum ratio of one-for-five to a maximum ratio of one-for-twenty, to be determined by the Board of Directors, in its sole discretion, at any time within a six month period from the Record Date. Any fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole share.  As such, there will be no fractional shares following the Reverse Stock Split.  The par value of the new Common Stock (the “New Common Stock”) will remain as $0.001 per share as before the Reverse Stock Split.  The New Common Stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable.  The number of stockholders as of the Record Date will remain unchanged and unaffected by the Reverse Stock Split. The Company will request that the CUSIP Service Bureau provide the Company with a new CUSIP number if the Reverse Stock Split is effected.

Reasons for the Reverse Stock Split

The Board of Directors believes that the current per share price of the Company’s Common Stock negatively impacts the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the Company’s potential ability to raise capital by issuing new shares.  The Board of Directors believes that the reasons summarized below largely account for such effects.

Certain policies and practices of the securities industry, such as time-consuming procedures that make the handling of lower-priced securities economically unattractive, may tend to discourage individual brokers within those firms from dealing in lower-priced securities.  Moreover, the brokerage commission on the purchase or sale of a lower-priced stock may represent a higher percentage of the price than the brokerage commission on a higher-priced stock.  For the foregoing, among other reasons, many brokerage firms and institutional investors are reluctant to recommend lower-priced securities to their clients or to hold them in their own portfolios.  For these reasons, the Board of Directors believes that the low per share price of the Company’s Common Stock has the effect of limiting the effective marketability of the Common Stock and other negative consequences for the Company and its stockholders.  The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock.  Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” (fewer than 100 shares) created by the Reverse Stock Split.

On May 25, 2008, the closing sale price of the Company’s Common Stock was less than $0.10 per share.  By decreasing the number of shares of the Company’s Common Stock outstanding without altering the aggregate economic interest in the Company represented by the shares, the Board of Directors believes that the market price of the Common Stock will likely increase to trade at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. This may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Board of Directors also believes that this could increase liquidity of the Company's shares. However, there can be no assurance that any such increase in price will be maintained in the market or that the Reverse Stock Split will have any of the other desired consequences.

THERE CAN BE NO ASSURANCE THAT THE FOREGOING EFFECTS WILL OCCUR OR THAT THE INCREASE IN THE MARKET PRICE OF THE COMPANY’S COMMON STOCK IMMEDIATELY FOLLOWING THE REVERSE STOCK SPLIT WILL BE SUSTAINED.

The Board of Directors has the authority, for the six month period following the date of stockholder approval by written consent, and without any further stockholder approval, to determine the specific ratio of the Reverse Stock Split within the range set forth above; provided, however, that the Board of Directors may effect only one reverse stock split of the Company’s Common Stock in one specific ratio.  Following the Reverse Stock Split, all of the Company's securities convertible into or exercisable for Common Stock will be exercisable or convertible at a higher price for such lesser number of shares of Common Stock for or into which such security was previously exercisable or convertible as determined by the Exchange Ratio and such documents governing such security.  The Board of Directors will also have the authority to determine the exact timing of the Reverse Stock Split, which may occur at any time during the authorized six month period. The timing will be determined in the sole business judgment of the Board of Directors.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to determine not to proceed with the Reverse Stock Split, if, at any time prior to filing an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.  The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, business, transactional and financing developments and the Company's actual and projected financial performance.

The Board of Directors believes that stockholder approval of a range of exchange ratios (rather than a fixed exchange ratio) will provide the Company with the flexibility necessary to achieve the desired results of the Reverse Stock Split at a ratio that, at the time of a Reverse Stock Split, would be in the best interests of the Company and its stockholders at that time.  If the Board of Directors determines to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective date of the Reverse Stock Split, additional details regarding the Reverse Stock Split, including the Exchange Ratio.  If the Board of Directors does not implement the Reverse Stock Split within six months from the date of stockholder approval, the authority granted by the stockholders to the Board of Directors to implement the Reverse Stock Split will terminate.

Principal Affects of the Reverse Stock Split

The Reverse Stock Split will decrease the outstanding shares of Common Stock by a certain percentage dependent on the Exchange Ratio. The Reverse Stock Split will not affect any stockholder’s proportionate equity interest in the Company, except for negligible amounts resulting from the rounding up of fractional shares.  The Board of Directors does not expect the number of shares of New Common Stock to be issued in connection with rounding up such fractional shares to be material. The par value of the Common Stock will remain at $0.001 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced.

Stockholders should note that certain disadvantages may result from the Reverse Stock Split.  The number of outstanding shares of Common Stock will be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock will not be so decreased.  The Company will therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain stockholder approval to authorize additional shares.  Any such additional issuance may have the effect of significantly reducing the interest of the existing stockholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

The increase in the authorized shares of Common Stock available for issuance, as described above, could also have an anti-takeover effect.  Issuance of additional shares of Common Stock in the future could dilute the voting power of a person seeking control of the Company, thereby making it more difficult for a takeover attempt opposed by the Company to succeed, and thus limiting the opportunity for the stockholders to realize a higher price for their shares than that generally available in the public markets.  The Board of Directors is unaware of any attempt, whether potential or actual, to take over the Company, and the Amendment is not intended as any type of anti-takeover measure.

The Reverse Stock Split may increase the number of stockholders who own odd-lots of fewer than 100 shares of Common Stock.  Stockholders who hold odd-lots may experience increased costs of selling their shares and may have greater difficulty in making sales.

All outstanding options and warrants entitling the holders thereof to purchase shares of the Company’s Common Stock will enable such holders to purchase, upon exercise of their options or warrants, a fraction of the number of shares of the Company’s Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split.  The per-share exercise price of such options and warrants will be higher than the per-share exercise price specified before the Reverse Stock Split, resulting in approximately the same aggregate price being required to be paid after the Reverse Stock Split as would have been required if such holder had exercised prior to the Reverse Stock Split.

Exchange of Stock Certificates

As soon as practicable following the effective date of the Name Change and/or the Reverse Stock Split, the Company will provide a transmittal form that each stockholder of record on the effective date thereof should use to transmit certificates representing shares of outstanding Common Stock (“Old Certificates”) to the Transfer Agent for exchange or transfer.  The transmittal form contains instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock.  No new certificates will be issued to a stockholder until such stockholder has surrendered his, her or its Old Certificates together with a properly completed and executed transmittal form to the Transfer Agent.

Upon proper completion and execution of the transmittal form and its return to the Transfer Agent together with a stockholder’s Old Certificates and/or an affidavit of loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Reverse Stock Split.  Until surrendered to the Transfer Agent, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split.  Stockholders should not send their Old Certificates to the Transfer Agent until after receiving instructions from the transfer agent.  Old Certificates surrendered will be replaced by certificates representing shares of New Common Stock as soon as practicable after such surrender.   No service charge will be payable by holders of shares of outstanding Common Stock in connection with the exchange of shares, and the Company will pay for all expenses of the exchange and issuance of new certificates.

Old Certificates that contain a restrictive legend will be exchanged for new certificates representing New Common Stock with the same restrictive legend.  As applicable, the time period during which a stockholder has held the outstanding Common Stock will be included in the time period during which such stockholder actually holds the New Common Stock received in exchange for such outstanding Common Stock for the purposes of determining the term of the restrictive period applicable to the New Common Stock.

Federal Income Tax Consequences

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The outstanding Common Stock discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the outstanding Common Stock was, and the New Common Stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of outstanding Common Stock for New Common Stock pursuant to the Reverse Stock Split.  The aggregate tax basis of the New Common Stock received in the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the outstanding Common Stock exchanged therefore.  The stockholder’s holding period for the New Common Stock will include the period during which the stockholder held the outstanding Common Stock surrendered in the Reverse Stock Split.

The Company’s view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY.   ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE STOCK SPLIT.

Reasons for Repricing Outstanding Employee Stock Options

The objective of the Company’s equity incentive program, specifically the First Responder Products Inc. 2007 Stock Option Plan, is to encourage ownership of the Company by key personnel whose long-term employment or service is considered essential to our continued progress and to align employees’ and directors’ interest with those of our stockholders. Our Board of Directors believes that grants of stock options are critical to retaining and providing proper incentives for our executive officers and other employees.

Our stock price has declined sharply since last year. As of May 25, 2008, our outstanding employee stock options had an exercise price of $1.00 per share, while our stock was being quoted at less than $0.10 per share on the OTC Bulletin Board electronic quotation system.  As a result, the Board recognized that the outstanding stock options granted to executive officers and other employees no longer serve as an effective tool to retain and motivate employees and directors. The Board members believe that it is critical to our future success to revitalize the incentive value of our stock option program to retain, motivate and reward employees, and further believe that if we do not take steps in the near future to properly incentivize our key employees, it could adversely affect our business, results of operations and future stock price.  Therefore, the Board believes that any outstanding but unexercised stock options at $1.00 per share should be repriced to $0.10 per share, and has received a majority vote to so realign the exercise price of outstanding employee stock options.

In determining to recommend that stockholders approve this repricing, the Board members considered several alternatives to provide competitive compensation to our employees. To replace equity incentives, we would need to substantially increase base and target bonus compensation. These increases would substantially increase our compensation expenses and reduce our cash balances. We also considered granting employees additional stock options at current market prices. However, these additional grants would substantially increase our total number of outstanding stock options. We continue to believe that stock options are an important component of our employees’ total target compensation, and that replacing this component with additional cash compensation to remain competitive would have a material adverse effect on the Company.

By realigning the exercise prices of previously-granted stock options with the current value of our Common Stock, we believe that our employee stock option awards will again become an important tool to help retain our employees, reward their continued service, and motivate them to continue to create stockholder value. In addition, the repricing allows us to conserve cash resources and does not result in additional outstanding stock options.

Dissenters’ Rights

Stockholders have no right under Delaware General Corporation Law or the Company’s Certificate of Incorporation, as amended, or Bylaws, to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Stock Certificates and Fractional Shares

If the Reverse Stock Split is effected, each certificate representing shares of outstanding Common Stock will be deemed to represent a number of shares of New Common Stock equal to the Exchange Ratio of the number of shares stated on the certificate.  Certificates representing shares of New Common Stock will be issued in due course as old certificates are tendered for exchange or transfer to Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, Attention: Shareholder Relations (the “Transfer Agent”), telephone number: (503) 227-2950.  No fractional shares of New Common Stock will be issued.  If the conversion shall result in a fraction of a share, then the Company will round up such fraction of a share and the holder shall be entitled to receive a whole share for such fraction.

Effect on our Authorized Shares

The Company is authorized to issue two classes of stock, designated as “Common Stock” and “Preferred Stock”. The total number of shares of capital stock that the Company is authorized to issue is 110,000,000 shares. The total number of shares of Common Stock that the Company is authorized to issue is 100,000,000 shares, par value $0.001. The total number of shares of Preferred Stock that the Company is authorized to issue is 10,000,000 shares, par value $0.001.

Our authorized Common Stock will not be reduced by the Reverse Stock Split; therefore, the overall effect of the Reverse Stock Split on our Common Stock will be an increase in authorized but unissued shares of Common Stock as a result of the Reverse Stock Split. These shares may be issued by our Board of Directors in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.  The Reverse Stock Split will have no effect on the number of our currently authorized shares of Preferred Stock, and there are no shares of Preferred Stock currently issued.

ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

        The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-QSB for the quarter ended January 31, 2008.
2.	Annual Report on Form 10-KSB for the year ended October 31, 2007.
3.	Registration Statement on Form SB-2 filed February 2, 2007.

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholders, May 25, 2008, the Company had 10,522,800 shares of Common Stock issued and outstanding, and there were no shares of preferred stock issued or outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.

         On May 25, 2008, shareholders constituting a majority in interest of the voting power of the Company (collectively, the “Majority Stockholders”) executed and delivered to the Company written consents approving the Name Change, the Reverse Stock Split and the repricing of outstanding employee stock options. Since these Board resolutions have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

       Section 228 of the Delaware General Corporation Law provides in substance that unless the Company's certificate  of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following information tables set forth certain information regarding the Company's common stock owned on May 25, 2008 by (i) each person or group of persons who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group.

The following table specifies the capital stock ownership of our officers, directors and key employees and consultants. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee, and the percent of class owned in the table below is calculated assuming the exercise of all options exercisable within 60 days. Subject to community property laws, where applicable, the persons or entities named in the table below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Name of Beneficial Owner	Title of Class and Number of Shares Owned		Approximate Percent of Class
Eric Johnson, Chairman	Common	3,772,500	31%
Richard Reincke, President, CEO; Director	Common	1,500,000	13%
Steve Stubblefield, Chief Technology Officer	Common	1,050,000	8.5%
Michael Coskun, Vice President	Common	300,000	2.5%
John Haytol, Corporate Counsel	Common	500,000	4%
All officers, directors and key employees	Common	7,122,500	60%

Security ownership of certain beneficial owners.

 The table below specifies any person (including any "group" but excluding our officers, directors and key employees, whose ownership interest is specified in the table above subject to stock option exercise rules) who is known to the small business issuer to be the beneficial owner of more than five percent of any class of the small business issuer's voting securities.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
common	Douglas G. Furth Group	Approx. 1,000,000	Approx. 10%
	6442 Dorset Lane, Solon, Ohio 44139
common	A+Z Investments LLC	608,333	6%
	5011 Meadowwood Mall Reno, NV 89502

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendment to our Certificate of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders or employees.

Delivery of Documents to Security Holders Sharing an Address

 Only one  Information  Statement  will be  delivered  to two or more of its shareholders  who share an  address,  unless the Company has  received  contrary instructions  from one or more of such  shareholders.  The Company will  promptly deliver a separate  copy of the  Information  Statement  to a  shareholder  at a shared address to which a single copy of the Information Statement was delivered if a shareholder  so requests by  contacting  the  following  person:  Richard Reincke, 15455 N. Greenway-Hayden Loop, Suite C4, Scottsdale, AZ 85260. In the event that a shareholder wishes to receive a separate annual report and/or proxy statement, or in the event that shareholders sharing an address wish to receive a single copy of the annual report or information statement, they can do so by contacting the person referenced above.

EFFECTIVE DATE OF AMENDMENT OF THE COMPANY’S

CERTIFICATE OF INCORPORATION

Pursuant to Rule 14c-2 under the Exchange Act , an Amendment to the Company’s Certificate of Incorporation, or a Second Amended and Restated Certificate of Incorporation, is expected to be filed with the Delaware Secretary of State twenty (20) days after the date that this Information Statement is sent to the Company’s stockholders. However, the Company’s Board of Directors reserves the right to abandon the Name Change and/or the Reverse Stock Split at any time prior to the respective effective dates thereof if they deem it appropriate to do so.

By Order of the Board of Directors

By:	/s/ Richard Reincke
Richard Reincke President, Chief Executive Officer & Director